INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This **INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT** ("Agreement") is dated as of the 3rd day of August, 2010 ("Effective Date") by and between Aim8 Product Development Incorporated, a California corporation ("Assignor"), and Eclipse Identity Recognition Corporation, a Delaware corporation ("Assignee") (each a "Party," collectively, the "Parties").

WHEREAS, Assignor is the owner of the entire right, title and interest in and to certain Intellectual Property (as defined below) that is identified on Exhibit A attached hereto;

WHEREAS, Assignor has offered to purchase 4,800,000 shares of Assignee's common stock in exchange for the assignment of the Intellectual Property; and

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to receive from Assignor, all of Assignors' right, title and interest in and to the Intellectual Property.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, it is agreed by and between the Parties as follows:

1. Definitions

1.1 "**Intellectual Property**" means: (i) all rights in patents, patent applications and patentable subject matter, whether or not the subject of any application; (ii) trademarks, service marks, trade names, trade dress, logos, slogans, tag lines, domain names, internet keywords, social networking and other online identifiers, and other designators of origin (all whether registered or not); (iii) software, whether in object code, source code or other form; (iv) copyright applications, registered copyrighted works and unregistered copyrightable works (including without limitation, proprietary software, books, written materials, prerecorded video or audio recordings, and other copyrightable works); (v) trade secrets; (vi) know-how; (vii) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract or agreement, license or otherwise currently owned by, licensed to or otherwise controlled by the Assignor or used in, or developed for use in, its business as now conducted or proposed by the Assignor to be conducted, without taking into account the transactions contemplated hereby; and (viii) all claims against any person for past, present, or future infringement of the items enumerated in (i) through (vii) above, and all rights to payment with respect to any cause of action affecting or relating to such items.

2. Assignment

2.1 In consideration of the issuance of 4,800,000 shares of Assignee's common stock to Assignor, Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to its Intellectual Property, including the rights identified in attached **Exhibit A**. Assignor further assigns to Assignee, and Assignee hereby assumes, all of Assignor's liabilities under or in respect of Intellectual Property matters resulting from Assignor's use of its Intellectual Property.

2.2 With respect to the trademarks assigned under this Agreement, the interest assigned includes all goodwill associated with Assignor's use of the trademarks.

2.3 Assignor shall, upon request of Assignee, provide Assignee with documents identifying and/or substantiating Assignor's use and ownership of the Intellectual Property it transfers hereunder.

3. Warranty; Limitation of Liability

3.1 Assistance. Assignor agrees not to take any action inconsistent with Assignee's ownership of the Intellectual Property and further agrees to provide, at Assignee's reasonable expense, any commercially reasonable assistance to Assignee, which Assignee deems necessary to establish and preserve Assignee's exclusive rights in and to the Intellectual Property.

3.2 Warranty. Assignor represents and warrants that (i) it has good and valid title to the Intellectual Property, to the best of its knowledge, free and clear of all liens, encumbrances and restrictions; (ii) no agreement it has or will have with any other party will conflict with the terms of this Agreement or prevent Assignor's performance of any of its obligations hereunder; (iii) its performance hereunder will not violate any other agreement, whether oral or written, to which it is a party; and (iv) it has complied and will comply with all applicable laws and regulations regarding the Intellectual Property and its performance hereunder. **ASSIGNOR MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INTELLECTUAL PROPERTY OR ANY OTHER WARRANTY OTHER THAN AS EXPLICITLY STATED HEREIN.**

3.3 Limitation of Liability. **IN NO EVENT SHALL ASSIGNOR BE LIABLE TO ASSIGNEE OR ANY THIRD PARTY FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OR ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, THE VALIDITY OF THE ASSIGNMENT, OR THE USE OF THE INTELLECTUAL PROPERTY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.**

4. Miscellaneous

4.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by each of the Parties hereto.

4.2 Confidentiality. The Parties shall keep the terms of this Agreement and all Exhibits hereto confidential except: (i) upon receipt of the non-disclosing party's prior written consent; (ii) where disclosure is required by law, provided the non-disclosing party has been given sufficient notice prior to such disclosure so as to allow the non-disclosing party a reasonable opportunity to seek any available legal safeguards against the release of the information; and (iii) where the information in question has become publicly known without breach of this Agreement. The Parties may, without breaching this paragraph, disclose information concerning this Agreement to their attorneys, accountants, financial advisors and employees with a need to know the information.

4.3 Notices. All notices and other communications hereunder shall be in writing to the address listed below and shall be deemed to have been duly given (a) when personally delivered, (b) when receipt is electronically confirmed, if sent by facsimile, telecopy or other electronic transmission device; provided, however, that if receipt is confirmed after normal

business hours of the recipient, notice shall be deemed to have been given on the next business day, (c) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, or (d) three business days after being sent by registered or certified mail.

If to Assignor:

If to Assignee:

4.4 Governing Law. Any claim, controversy, or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles thereof.

4.5 Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement. The Parties hereto are sophisticated, represented by counsel and jointly have participated in the negotiation and drafting of this Agreement, and there shall be no presumption or burden of proof favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

4.6 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

4.7 No Third Party Beneficiaries. This Agreement is not intended to, and does not, create any rights or benefits of any Party other than the parties hereto.

4.8 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

4.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by facsimile or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.9, provided that receipt of copies of such counterparts is confirmed.

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement effective as of the Effective Date.

AIM8 PRODUCT DEVELOPMENT INCORPORATED (Assignor)		***ECLIPSE IDENTITY RECOGNITION TECHNOLOGIES CORP. (Assignee)***	
Signed:	[signature]	Signed:	[signature]
Name:	Stephen D. Miller	Name:	Stephen D. Miller
Title:	President	Title:	President

EXHIBIT A

[Attach IP Description – Mark each page as Confidential]

Aim8 Product Development Incorporated

www.aim8.com

Confidential
Not For Distribution

Intellectual Property

7/8/2010

Revision 1.1

Contact Information
Stephen D. Miller
smiller@aim8.com
408-888-0892

Introduction

Aim8 designs, develops, and sells "disruptive" software technologies within the "Intelligent Security Industry".

These technologies recognize individuals in a crowd from live and stored video streams, using facial detection and facial recognition biometrics, as well as personal characteristics such as height, clothes color, and face color.

Aim8 technologies based upon its unique user interface, data presentation, auto calibration of characteristics, operational flow, and algorithms for making decisions.

Aim8 maintains IP and potential patents in data presentation and operational flow. Its algorithms are licensed from Dynamic Desizn.

Products

Detector 100

The EclipseIR Detector 9000 is a software technology designed for rapid capture, display, and storage of faces from live or recorded video streams. The software is designed to work with standard Analog and IP cameras and on standard computers. With a rich set of user controls the application can be customized for excellent performance in most environments by operating through "best attempt" algorithms and techniques.

Detector 9000



RNC Video
CAMPAIGN 2008 C-SPAN

The EclipseIR Detector 9000 is a software technology designed for rapid capture, display, and storage of faces from live or recorded video streams. The software is designed to work with standard Analog and IP cameras and on standard computers. With a rich set of user controls the application can be customized for excellent performance in most environments by operating through "best attempt" algorithms and techniques.

The 9000 series extends the functionality to the Detector 100 to include advanced multiple ingest of stored channels of video for rapid detection.

Watcher 100



The I2CMS Watcher 100 is a software technology designed for rapid capture, display, and database search of faces from live or recorded video streams. The software is designed to work with standard Analog and IP cameras and on standard computers. With a rich set of user controls the application can be customized for excellent performance in most environments by operating through "best attempt" algorithms and techniques.

The I2CMS Watcher 100 operates with its own set of user controls and can detect faces from a video input stream and compare the faces against a local or remote database.

Resolver

The EclipseIR Watcher 100 is a software technology designed for total identity recognition. The software is designed to work with standard Analog and IP cameras and on standard computers. With a rich set of user controls the application can be customized for excellent performance in most environments by operating through "best attempt" algorithms and techniques.

The EclipseIR recognition technology allows users use specify height, clothes color, face color, and facial recognition in finding persons of interest or eliminating non-person of interest. A rule based engine allows the user to specify "either/or" searches.

Ie: Search for somebody

That is about 6 foot tall.
That is not Caucasian.
That is wearing a red shirt.
That is wearing white pants.

Software Development Kit

The INDIface SDK is currently for Windows-based stand-alone systems up to 50,000 enrollments. In the future the SDK will be migrated to a Linux/BSD environment. Also under development is a server-based API for network installations of up to 1,000,000 enrollments per server. Eclipse IR also plans to embed portions of its technologies in "Smart Cameras" pushing more capability to the edge of the network. At the moment the binary implementation of the SDK is a Windows console application (IfSearch.exe) and a few DLLs. The INDIface SDK is currently for Windows-based stand-alone systems up to 50,000 enrollments. In the future the SDK will be migrated to a Linux/BSD environment. Also under development is a server-based API for network installations of up to 1,000,000 enrollments per server. Eclipse IR also plans to embed portions of its technologies in "Smart Cameras" pushing more capability to the edge of the network. At the moment the binary implementation of the SDK is a Windows console application (IfSearch.exe) and a few DLLs.


API
Face Detection Engine
Face Recognition Engine
Face Color Engine
Height Engine
Clothes Color Engine

Intellectual property

Eliminator User Interface

The Eliminator user interface allows the user to search for individuals from a live or stored video based upon personal characteristics and probabilities of confidence.

Users may select to search for a confidence of a characteristic. Moreover, users may search for confidence that a certain characteristic does not exists.

For example user may search for a person with a white face with 80% confidence level. Or search where there are no white faces with a 80% confidence level.


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Person Characteristics

Face Color





Identity may be discriminated by face color. The software attempts to distinguish between white (or light) , black (or very dark) , and others (values between white and black).

Height



Identity may be discriminated by height. With calibration and predefined scenarios – height may be selected as a characteristic.

Upper Body Color



Upper body color may be selected as a discriminator. Upper body color may be a selected color or a calibrated from a video image.

Lower Body Color



Lower body color may be selected as a discriminator. Lower body color may be a selected color or a calibrated from a video image.

Confidence


0 10 20 30 40 50 60 70 80 90100

The ability to assign a probability to each person characteristics that is searched for or is desired to be eliminated..

Eliminator


0 10 20 30 40 50 60 70 80 90100

The ability to assign a probability to the summation of the person characteristics.

Ie: if there is a 40% chance that we are searching for a white person, with a 60% chance of red top, and 100% confidence that the person was not wearing White pant – and this information is about 60% accurate.

Calibrators



Calibration is the ability to "teach" the camera on how to interpret input data. For example, the color blue is different among different cameras. Therefore we calibrate (or teach) the camera what the color blue is.

Height Calibration



Users may calibrate the camera for different heights Height is determined by a full face being detected at user defined locations.

Face Color Calibration



Face color may be calibrated between white, darks, and other.

Upper Body Calibration



The camera may be calibrated for upper body color by using a predefined image and selected an area for teaching the computer what a color is and what to search for.



Lower Body Calibration



The camera may be calibrated for lower body color by using a predefined image and selected an area for teaching the computer what a color is and what to search for.



Single Image Enrollment

The ability to select a single image and request the facial enrollment algorithm to enroll the image to a data base.

No Face Search

The ability to tell the facial detection algorithm only return images where no faces are found.

Min and Max Probability for Face Recognition

The ability to tell the facial recognition algorithm to only return probable candidates for matching within a specified confidence range.

AutoProcessor Manual

The ability to ingest multiple channels of stored video at the current quality settings and automatically detect individuals and store them at a predefined locations.

AutoProcessor Automatic

The ability to ingest multiple channels of stored video at a full range of quality setting and automatically detect faces and store them at a predefined locations.

Eliminator AutoProcessor Manual

The ability to ingest multiple channels of stored video at the current Eliminator quality settings and automatically detect individuals and store them at a predefined locations.

Eliminator AutoProcessor Automatic

The ability to tell the facial recognition algorithm to only return probable candidates for matching within a specified confidence range.

Contact Information

Stephen D. Miller
Aim8 Product Development Inc.
www.aim8.com
smiller@aim8.com
408-888-0892

15732 Los Gatos Blvd.
Los Gatos, Ca. 95032